Exhibit 4.1

Execution Version

THE SERVICEMASTER COMPANY

as Issuer

and

the Subsidiary Guarantors from time to time party to the Indenture

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

SECOND SUPPLEMENTAL INDENTURE

DATED AS OF FEBRUARY 16, 2012

Additional 8% Senior Notes Due 2020

SECOND SUPPLEMENTAL INDENTURE, dated as of February 16, 2012 (this “Supplemental Indenture”), among THE SERVICEMASTER COMPANY (the “Company”), as issuer, the Subsidiary Guarantors under the Indenture referred to below (the “Subsidiary Guarantors”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee, are party to an Indenture, dated as of February 13, 2012 (as supplemented by the First Supplemental Indenture (as defined below) and as further amended, supplemented, waived or otherwise modified, the “Indenture”), relating to the issuance from time to time by the Company of Notes;

WHEREAS, pursuant to the First Supplemental Indenture, dated as of February 13, 2012 (the “First Supplemental Indenture”), among the Company, the Subsidiary Guarantors and the Trustee, the Company initially issued $500.0 million of its 2020 Notes (the “Initial 2020 Notes”);

WHEREAS, Section 901(6) of the Indenture provides that the Company may provide for the issuance of Notes of any series as permitted by Section 301 therein;

WHEREAS, the Company wishes to issue an additional $100.0 million of its 2020 Notes as Additional 2020 Notes under the Indenture (the “February 2012 Additional 2020 Notes”);

WHEREAS, in connection with the issuance of the February 2012 Additional 2020 Notes, the Company has duly authorized the execution and delivery of this Supplemental Indenture; and

WHEREAS, pursuant to Section 901 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1.  Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as so defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.  Additional 2020 Notes.  As of the date hereof, the Company will issue the February 2012 Additional 2020 Notes.  The February 2012 Additional 2020 Notes issued pursuant to this Supplemental Indenture constitute Additional 2020 Notes and will be part of the existing series of 2020 Notes previously established pursuant to the First Supplemental Indenture.  The February 2012 Additional 2020 Notes shall have the same terms and conditions in all respects as the Initial 2020 Notes, except for issue date and issue price.  For the avoidance of doubt, the terms set forth in clauses (1) through (8) of Section 301 of the Indenture shall be the same, with respect to the February 2012 Additional 2020 Notes, as those specified in the First Supplemental Indenture, and cross-references in the Indenture to specific sections of a Notes Supplemental Indenture shall, with respect to the February 2012 Additional 2020 Notes, be references to the applicable sections of the First Supplemental Indenture.

3.  Aggregate Principal Amount.  The aggregate principal amount of the 2020 Notes issued pursuant to this Supplemental Indenture shall be $100.0 million.

4.  Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

5.  Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

6.  Counterparts.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

7.  Headings.  The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

THE SERVICEMASTER COMPANY

By:	/s/ Mark W. Peterson
	Name:	Mark W. Peterson
	Title:	Senior Vice President and Treasurer

SUBSIDIARY GUARANTORS:

MERRY MAIDS LIMITED PARTNERSHIP
By: MM MAIDS L.L.C., its general partner

By:	/s/ Mark W. Peterson
	Name:	Mark W. Peterson
	Title:	Senior Vice President and Treasurer

MM MAIDS L.L.C.

By:	/s/ Mark W. Peterson
	Name:	Mark W. Peterson
	Title:	Senior Vice President and Treasurer

SERVICEMASTER CONSUMER SERVICES, INC.

By:	/s/ Mark W. Peterson
	Name:	Mark W. Peterson
	Title:	Senior Vice President and Treasurer

SERVICEMASTER CONSUMER SERVICES LIMITED PARTNERSHIP
By: SERVICEMASTER CONSUMER SERVICES, INC., its general partner

By:	/s/ Mark W. Peterson
	Name:	Mark W. Peterson
	Title:	Senior Vice President and Treasurer

[Signature Pages to Second Supplemental Indenture]

SERVICEMASTER HOLDING CORPORATION

By:	/s/ Mark W. Peterson
	Name:	Mark W. Peterson
	Title:	Senior Vice President and Treasurer

SERVICEMASTER MANAGEMENT CORPORATION

By:	/s/ Mark W. Peterson
	Name:	Mark W. Peterson
	Title:	Senior Vice President and Treasurer

SERVICEMASTER RESIDENTIAL/COMMERCIAL SERVICES LIMITED PARTNERSHIP
By: SM CLEAN L.L.C., its general partner

By:	/s/ Mark W. Peterson
	Name:	Mark W. Peterson
	Title:	Senior Vice President and Treasurer

SM CLEAN L.L.C.

By:	/s/ Mark W. Peterson
	Name:	Mark W. Peterson
	Title:	Senior Vice President and Treasurer

TERMINIX INTERNATIONAL, INC.

By:	/s/ Mark W. Peterson
	Name:	Mark W. Peterson
	Title:	Senior Vice President and Treasurer

[Signature Pages to Second Supplemental Indenture]

THE TERMINIX INTERNATIONAL COMPANY LIMITED PARTNERSHIP
By:	TERMINIX INTERNATIONAL, INC.,
its general partner

By:	/s/ Mark W. Peterson
	Name:	Mark W. Peterson
	Title:	Senior Vice President and Treasurer

TRUGREEN COMPANIES L.L.C.

By:	/s/ Mark W. Peterson
	Name:	Mark W. Peterson
	Title:	Senior Vice President and Treasurer

TRUGREEN, INC.

By:	/s/ Mark W. Peterson
	Name:	Mark W. Peterson
	Title:	Senior Vice President and Treasurer

TRUGREEN LIMITED PARTNERSHIP
By:	TRUGREEN, INC., its general partner

By:	/s/ Mark W. Peterson
	Name:	Mark W. Peterson
	Title:	Senior Vice President and Treasurer

[Signature Pages to Second Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joseph P. O’Donnell
	Name:	Joseph P. O’Donnell
	Title:	Vice President

[Signature Pages to Second Supplemental Indenture]